Exhibit 24
Power of Attorney
WHEREAS, Avery Dennison Corporation, a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 30, 2006; and
WHEREAS, the undersigned is a director of the Company;
NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Daniel R. O’Bryant and Robert G. van Schoonenberg, and each of them, as attorneys-in-fact for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director of the Company, to execute the above referenced Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each attorney-in-fact may or shall lawfully do or cause to be done by virtue of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective February 27, 2007.

Signature	Title	Date
/s/ Dean A. Scarborough Dean A. Scarborough	President and Chief Executive Officer, Director	February 27, 2007
/s/ Peter K. Barker Peter K. Barker	Director	February 27, 2007
/s/ Rolf Börjesson Rolf Börjesson	Director	February 27, 2007
/s/ John T. Cardis John T. Cardis	Director	February 27, 2007
/s/ Richard M. Ferry Richard M. Ferry	Director	February 27, 2007
/s/ Kent Kresa Kent Kresa	Chairman, Director	February 27, 2007
/s/ Peter W. Mullin Peter W. Mullin	Director	February 27, 2007
/s/ David E. I. Pyott David E. I. Pyott	Director	February 27, 2007
/s/ Patrick T. Siewert Patrick T. Siewert	Director	February 27, 2007
/s/ Julia A. Stewart Julia A. Stewart	Director	February 27, 2007